MEMBERSHIP INTEREST PLEDGE AGREEMENT

This Membership Interest Pledge Agreement (“Agreement”) is dated as of March 26, 2014 (“Effective Date”), by and between Retrophin, Inc., a Delaware corporation (“Pledgor”), on the one hand, and Loring Creek Holdings LLC, a California limited liability company, Lloyd Glenn, and Matthias Kurth (collectively, “Secured Party”), on the other hand.

RECITALS

A.           On the Effective Date, Secured Party and Pledgor executed a certain Membership Interest Purchase Agreement (the “Purchase Agreement”) for the purchase by Pledgor of a 100% of the issued and outstanding membership interests (the “Membership Interests”) in Manchester Pharmaceutical LLC, a California limited liability company (the “Company”) from the Secured Party.

B.           As a material inducement for Secured Party to accept delivery of that certain Secured Promissory Note (the “Seller Note”) of same date herewith in the principal amount of Thirty-Three Million United States Dollars ($33,000,000.00) as partial payment of the purchase price for the Membership Interests, Pledgor has agreed to pledge the Membership Interests (the “Pledged Membership Interest”), as security for Pledgor’s obligations under the Seller Note.

C.           By execution of this Agreement, the parties hereto desire to memorialize the Pledgor’s pledge of the Pledged Membership Interest.

AGREEMENT

Therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Pledge of Pledged Membership Interest.  As security for all payments and performance due under the Seller Note, Pledgor hereby grants to Secured Party a security interest in Pledgor’s entire Pledged Membership Interest, together with the certificate(s) evidencing the same, if any, and all member rights in the Company pursuant to Company’s Operating Agreement and the Revised Uniform Limited Liability Company Act (“RULLCA”).

2.           Admission as Member. The Pledged Membership Interest shall include all proceeds of and contract rights relating to Pledgor’s interest in Company, including Pledgor’s rights as a Member of the Company. Subject to Section 6 below, the Pledged Membership Interest shall not be limited to an economic or transferable interest (as defined in RULLCA) in the Membership Interest, but shall include all voting, inspection and all other rights of a member of Company.

3.           Delivery of Certificates.  Pledgor represents and warrants that the Pledged Membership Interest is uncertificated.  In the event one or more certificates are issued to evidence some or all of the Pledged Membership Interest, Pledgor shall deliver to Secured Party such certificates representing some or all of the Pledged Membership Interest.

4.           Assignment of Pledged Membership Interest.  Concurrently with the execution of this Agreement, Pledgor shall deliver an Assignment of Limited Liability Company Interest in the form attached hereto as Exhibit A, duly executed by Pledgor (the “Assignment of Pledged Membership Interest”). The Assignment of Pledged Membership Interest shall be delivered to Secured Party to hold and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement.

5.           Financing Statements.  Pledgor hereby grants Secured Party, and Secured Party has, the right to file UCC Financing Statements in Pledgor’s state of incorporation from time to time in Secured Party’s reasonable discretion.

6.           Rights of a Member.  Unless an Event of Default under the Seller Note occurs and is continuing, the Pledgor is entitled to exercise all rights of a Member with respect to the Pledged Membership Interest including, without limitation, the right to vote and give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver, or ratification given or action taken that would violate or not comply with any of the terms of this Agreement.  All rights of Pledgor to vote and give consents, waivers and ratifications shall cease on the occurrence and continuance of an Event of Default under the Seller Note.

7.           Grant of Proxy.  Pledgor hereby grants to Secured Party an irrevocable proxy coupled with an interest, to be exercised only upon the occurrence and continuance of an Event of Default under the Seller Note, pursuant to which proxy the Secured Party is entitled to vote the Pledged Membership Interest and exercise all consensual rights in connection therewith.  Upon request of Secured Party upon the occurrence and during the continuance of an Event of Default under the Seller Note, Pledgor agrees to promptly execute and deliver to Secured Party further evidence of this proxy as Secured Party may reasonably request.

8.           Distributions.  Notwithstanding any provision to the contrary contained herein, Secured Party is entitled to retain as part of the Pledged Membership Interest:

(a)           all additional evidences of membership interests or securities paid or distributed by way of a distribution in respect of the Pledged Membership Interest; and

(b)           all securities or property paid or distributed in respect of the Pledged Membership Interest by way of any reclassification, combination, consolidation, merger, exchange, conveyance of assets, liquidation or reorganization.

9.           Representations and Warranties of Pledgor.  Pledgor represents and warrants to Secured Party that the Pledged Membership Interest is, and during the term of this Agreement will remain, free and clear of all security interests, pledges, liens or other encumbrances, and restrictions on the transfer and assignment thereof, except for (i) the security interest created by this Agreement, (ii) any other liens afforded priority as a matter of law or statute or (iii) restrictions on transfer imposed by applicable law.

10.           Covenants.  Pledgor covenants and agrees until the full and final payment and performance of all of Pledgor’s obligations and amounts due under the Seller Note that Pledgor will not, without the prior written consent of Secured Party, in each instance:

(a)           take any action to pledge or otherwise encumber, or allow to be encumbered, the Pledged Membership Interest or any part thereof or interest therein, except for any encumbrances afforded priority as a matter of law; or

(b)           take any action to gift, sell, offer to sell, or otherwise transfer the Pledged Membership Interest or any part thereof or interest therein.

11.           [Reserved].

12.           Remedies Upon Event of Default.  Upon the occurrence and during the continuance of any Event of Default under the Seller Note, Secured Party is entitled to take any or all of the following actions:

(a)           Secured Party shall have an irrevocable right (the “Assignment Right”) to transfer to itself all of the Pledged Membership Interest, which Assignment Right shall be exercised by Secured Party by providing written notice (the "Assignment Notice") to Pledgor at any time following an the occurrence and continuance of an Event of Default under the Seller Note.  Upon delivery to Pledgor of the Assignment Notice, Secured Party shall become the legal and beneficial owner of the Pledged Membership Interest being assigned and all rights and interest therein or related thereto, and Secured Party shall have the right to transfer into its own name the Pledged Membership Interest without further action by Pledgor;

(b)           Secured Party shall have the right to vote all or any part of the Pledged Membership Interest (whether or not registered in the name of Secured Party) and give all consents, waivers and ratifications in respect thereof and otherwise act with respect to the Pledged Membership Interest as though Secured Party were the outright owner thereof pursuant to the proxy granted in this Agreement;

(c)           Secured Party shall have the right to receive all amounts and distributions payable in respect of the Pledged Membership Interest; and

(d)           Secured Party shall have the right to sell, upon no less than fifteen (15) days’ prior written notice to Pledgor of the time and place of any public sale or of the date after which a private sale may be consummated (which notice Pledgor hereby agrees is reasonable) and without liability for any diminution in price  may have occurred, all of the Pledged Membership Interest in such manner, whether at public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and on such other terms and conditions as Secured Party may determine in its sole discretion, all of which shall be subject to applicable law.  At any sale, Secured Party shall be free to purchase all or any part of the Pledged Membership Interest unless otherwise prohibited by applicable law.  Upon any sale or other disposition, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Membership Interest so sold or disposed of.  If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Membership Interest, or any partial sale or other disposition of the Pledged Membership Interest, Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use Pledgor’s commercially reasonable efforts to secure the same.

Pledgor recognizes that Secured Party may be unable to effect a public sale of all or a part of the Pledged Membership Interest without registration thereof by reason of certain prohibitions pursuant to the Securities Act of 1933, as amended, and applicable state securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Membership Interest for their own account, for investment and not with a view to the distribution or resale thereof.

Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the Secured Party than if the Pledged Membership Interest were sold at public sale, and that Secured Party has no obligation to delay the sale of any Pledged Membership Interest in order to register the Pledged Membership Interest for public sale under any securities law.  Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

13.           Application of Moneys Received.  All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Membership Interest may, in the sole discretion of Secured Party, be held by Secured Party as collateral for, and/or applied (after payment of any amounts payable to Secured Party pursuant to Section 17(b), below) in whole or in part by Secured Party against, all or any part of any obligations due Secured Party from Pledgor in such order as Secured Party shall elect.  Pledgor shall be liable to Secured Party for any deficiency that may remain after such sale, disposition, collection or liquidation of the Pledged Membership Interest.  In turn, Secured Party agrees to remit to Pledgor any surplus remaining after all obligations due Secured Party from Pledgor have been paid in full or otherwise satisfied.

14.           Pledgor’s Obligations Absolute.  Subject to the terms of this Agreement, the Purchase Agreement and the Seller Note, the rights of Secured Party and the obligations of Pledgor under this Agreement are absolute and unconditional and remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated, lessened or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation:

(a)           any renewal, extension, substitution, amendment or modification of the Seller Note, the Purchase Agreement or this Agreement, or any assignment or transfer of any of the foregoing;

(b)           any waiver, consent, extension, indulgence or other action or inaction under the Seller Note, the Purchase Agreement, this Agreement, or any other document, instrument or agreement between the parties hereto;

(c)           any furnishing of any additional collateral or security to Secured Party, or any acceptance thereof, or any release of any collateral or security in whole or in part by Secured Party; or

(d)           any bankruptcy, insolvency or other like proceeding relating to Pledgor or the Company, or any action taken with respect to the Seller Note, the Purchase Agreement or this Agreement by any court appointed trustee, receiver or any court, in any such proceeding.

15.           Termination and Release.  Upon the payment and performance in full of all of Pledgor’s obligations under the Seller Note, the security interest granted hereby shall terminate and all rights to the Pledged Membership Interest shall revert to Pledgor.  Upon any such termination, Secured Party will, at Pledgor’s request, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and will duly assign, transfer and deliver to Pledgor the share certificate(s) representing the Pledged Membership Interest.

16.           Operating Agreement.  Pledgor hereby consents to Secured Party’s exercise of Pledgor’s management rights though the Membership Interest as provided herein or the transfer thereof to Secured Party (along with the voting and economic rights thereto) as a substitute member in the event of an exercise of Secured Party’s rights under this Agreement or pursuant to applicable law.  Pledgor shall not amend the Operating Agreement of Company (“Operating Agreement”) in any way that undermines the exercise of such management rights by Secured Party or the substitution of Secured Party as a member with full economic, voting and management rights.  Notwithstanding the above, Pledgor (a) irrevocably waives any and all provisions of the Operating Agreement that prohibit, restrict, condition, or otherwise affect the grant hereunder of any lien, security interest or encumbrance on the Pledge Membership Interest or any enforcement action that may be taken in respect of any such lien, security interest, or encumbrance, (b) irrevocably waives any rights to acquire the Membership Interest upon pledge or assignment to Secured Party, (c) consents to the pledge and assignment to, and admission of, Secured Party, and each of them, as a member upon the occurrence and continuance of an Event of Default under the Seller Note, and (d) upon written request of Secured Party, shall amend the Operating Agreement of Company as necessary in order to authorize the pledge and assignment of the Pledged Membership Interest to Secured Party, and each of them.  In the event of an assignment of the Pledged Membership Interest to Secured Party, or any each of them, and upon written request of Secured Party, the Operating Agreement shall be amended by the Pledgor and any manager of the Company to reflect the changes contemplated by this Agreement, upon receipt by the Pledgor and any manager of the Assignment of Pledged Membership Interest following the occurrence and continuance of an Event of Default under the Seller Note, without further action by any members of the Company.

17.           General Provisions.

(a)           Further Assurances.  Pledgor agrees that from time to time, at Pledgor’s expense, Pledgor will promptly execute, acknowledge and deliver all documents and instruments and take all further actions as Secured Party may reasonably request that are necessary or desirable in order to perfect and protect the security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies with respect to the Pledged Membership Interest.

(b)           Expenses.  Without duplication of any other expense reimbursement provision, Pledgor will promptly upon written demand pay to Secured Party the amount of any and all reasonable and documented out of pocket expenses, including reasonable and documented attorneys’ fees and costs, which Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Membership Interest, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.  Secured Party will promptly upon demand pay to Pledgor the amount of all reasonable expenses, including attorneys’ fees and costs, which Pledgor may incur in connection with (1) the enforcement of any of the rights of Pledgor hereunder, or (2) the failure by Secured Party to perform or observe any of the provisions hereof.

(c)           Notices.  All notices and other communications to any party shall be in writing and delivered in accordance with the provisions of Section 9.1 of the Purchase Agreement.

(d)           Amendment.  This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing signed by the parties hereto or by the party agreeing to the waiver.

(e)           Binding Effect.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

(f)           Governing Law.  This Agreement and all matters arising hereunder or in connection herewith shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(g)           Severability.  Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law.  In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability, without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable, and any such provision shall be amended so as to implement the original intentions of the parties in a lawful manner.

(h)           Integration.  Except for the Purchase Agreement and the Seller Note, (i) this Agreement represents the entire and integrated agreement of the parties with regard to the subject matter set forth herein, and (ii) there are no statements, representations, inducements or agreements made by or between the parties with regard to the Pledged Membership Interest, except as set forth herein.

(i)           Remedies.  Each right, power and remedy of Secured Party provided in this Agreement, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement, now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.

(j)           This Agreement may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission or via email with scanned or PDF attachment, and any such counterpart so executed and delivered via facsimile transmission or via email will be deemed an original for all intents and purposes.

[Signature page follows]

This Membership Interest Pledge Agreement is executed by the parties as of the Effective Date.

Pledgor:

Retrophin, Inc.

By: /s/ Marc Panoff
Name: Marc Panoff
Title: Chief Financial Officer

Address:
_______________________________
_______________________________
_______________________________

Phone: __________________________
Fax: ____________________________

Secured Party:

Loring Creek Holdings LLC,
a California limited liability company

By: /s/ Ken Greathouse
       Ken Greathouse, Member

/s/ Lloyd Glenn
Lloyd Glenn

/s/ Matthias Kurth
Matthias Kurth

Address:
_________________________________
_________________________________
_________________________________

Phone: ___________________________
Fax: _____________________________

[Signature Page to Membership Interest Pledge Agreement].

EXHIBIT A

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST

[See attached.]